                                                                    Exhibit 10.1

                                    SUBLEASE
                                    --------

         SUBLEASE dated as of September 28, 2000 between CH/EQUITY NJ, LLC, a Delaware limited liability company, with a principal place of business at 2100 McKinney Avenue, Suite 700, Dallas, Texas 75201, as sublandlord (the "Sublandlord") and USA DETERGENTS, INC., a Delaware corporation, with a principal place of business at 1735 Jersey Avenue, North Brunswick, New Jersey 08902, as subtenant (the "Subtenant").

                                    Recitals:

         WHEREAS, by Lease dated as of October 2, 1961 (the "Original Lease"), Berkshire Properties, Inc., as predecessor-in-interest to Kinpark Associates and Highpoint Associates ("Overlandlord"), as lessor, leased to The Goodyear Tire & Rubber Company, a Delaware corporation with a principal place of business in Akron, Ohio ("Goodyear"), as tenant, the land with the buildings and improvements thereon described therein (the "Premises"); and

         WHEREAS, the Original Lease was amended by Supplement to Lease dated as of March 15, 1965 by and between Overlandlord and Goodyear (the "Supplement"); and

         WHEREAS, the Original Lease, the Supplement and three notices to extend the term thereof are hereinafter collectively referred to as the "Lease", and the premises leased to Goodyear thereunder are referred to herein as the "Leased Premises"; and

         WHEREAS, the Leased Premises are currently improved by a warehouse and office building (the "Building") containing approximately 524,518 square feet of space; and

         WHEREAS, by Lease Assignment and Assumption Agreement dated September 18, 2000 by and between Goodyear, as assignor, and Sublandlord, as assignee (the "Assignment"), Goodyear assigned to Sublandlord all of its right, title and interest as tenant under the Lease and Sublandlord assumed all of Goodyear's obligations under the Lease; and

         WHEREAS, a copy of the Assignment is attached hereto as Exhibit B, attached to which is a copy of the Lease; and

         WHEREAS, Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, the entire Leased Premises, which is more particularly described in the Lease, all on the terms and conditions set forth herein;

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:


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1.    TERM:

      (a) INITIAL TERM. Sublandlord hereby subleases the Leased Premises to Subtenant, and Subtenant hereby takes and subleases the Leased Premises from Sublandlord, for a term commencing on October 1, 2000 and expiring at 12:00 midnight on September 30, 2010 (the "Initial Term"). As used herein, the word "Term" shall mean the Initial Term, as the same may be extended pursuant to Subsection 1(b) below.

      (b) EXTENSION TERMS. If at the time of the exercise of the option described herein and at the commencement of any extension term
               (A) no default by Subtenant under this Sublease remains uncured beyond any applicable grace or cure period, and (B) not more than twenty-five percent (25%) of the Leased Premises are subject to a sub-sublease or license, then Subtenant shall have the option, subject to the provisions hereof, to extend the Initial Term with respect to the entire Leased Premises for two five-year periods commencing on October 1, 2010 and October 1, 2015, respectively. Base Rent per square foot of Rentable Floor Area during any such extension term shall be "Fair Market Rent", which shall be defined herein as the annual fair market rent per square foot for comparable warehouse premises in the greater metropolitan area in which the Leased Premises are located and in the condition in which the Leased Premises are required to be maintained for a similar term commencing on the commencement date for the extension term in question and with operating expenses paid as set forth in the Lease and otherwise under the terms of this Sublease.

               The option to extend this Sublease for each extension term shall be exercised and Fair Market Rent shall be determined as follows:

               (i) Subtenant shall, on a date not less than one (1) year and not more than fifteen (15) months before the Initial Term is then scheduled to expire, time being of the essence, give Sublandlord notice of its exercise of the extension option for the initial five (5) year extension term. If applicable, Subtenant shall, on a date not less than one (1) year and not more than fifteen (15) months before the initial five
                    (5) year extension term is scheduled to expire, time being of the essence, give Sublandlord notice of its exercise of the extension option for the second five (5) year extension term. If Subtenant shall fail to give Sublandlord timely notice of exercise in accordance with the preceding sentences, Subtenant's option to extend the Term and any subsequent extension option shall expire and be of no further effect. Subtenant shall have no right hereunder to assign, transfer or otherwise confer upon any sub-subtenant or licensee of all or any part of the Leased Premises (other than Church & Dwight Co., Inc.) Subtenant's extension rights hereunder with respect to any portion of the Leased Premises greater than twenty-five percent (25%) of the entire Leased Premises.

             (ii) If Subtenant has given a notice of extension described in and in accordance with clause (i) above, Sublandlord shall give both Subtenant and Church & Dwight Co., Inc. notice of its proposed Fair Market Rent (the "Rent Notice") with respect to the applicable extension term at any time within, but no later than, sixty (60) days of the date of such Subtenant's notice.

             (iii) Within thirty (30) days of receipt of Sublandlord's Rent Notice, Subtenant shall notify Sublandlord of Subtenant's agreement to or disagreement with the terms of Sublandlord's Rent Notice. If Subtenant shall fail timely to respond to any Sublandlord's Rent Notice given under clause (ii) above within such thirty (30) day period, time being of the essence, Base Rent for the extension term shall be the Fair Market Rent set forth in such Rent Notice. At Subtenant's request, contained in its timely reply to Sublandlord's Rent Notice, the parties shall negotiate in good faith with respect to Fair Market Rent. If Subtenant and Sublandlord, having negotiated in good faith, shall agree on Fair Market Rent on or before the date sixty (60) days after the date of Sublandlord's Rent Notice, this Sublease shall be extended in accordance with such agreement. If the parties shall not have agreed by such date, Fair Market Rent shall be determined by appraisal as described in clause (iv) below.

             (iv) If Sublandlord and Subtenant have not reached agreement as to Fair Market Rent with respect to any such extension term on or before the date which is sixty (60) days after the giving of Sublandlord's Rent Notice, Sublandlord shall give notice to Subtenant of an appraiser whom Sublandlord designates to ascertain such Fair Market Rent. If within ten
                    (10) days of such notice Subtenant objects to such person, then Subtenant shall give notice to Sublandlord and designate another appraiser (and failure so to notify Sublandlord shall bind Subtenant to the appraiser designated by Sublandlord). If within ten (10) days of such notice Sublandlord objects to such person (and failure so to notify Subtenant shall bind Sublandlord to the appraiser designated by Subtenant), then both such appraisers shall meet and within ten (10) days of such objection designate a third appraiser, who alone shall within sixty (60) days of his or her designation ascertain such Fair Market Rent. (If the two appraisers fail to designate the third appraiser within such time, then either Sublandlord or Subtenant may request the appropriate division of the New Jersey trial court to designate the third appraiser). Any appraiser designated shall be an independent, third party appraiser not affiliated with or previously employed by the party designating such appraiser and shall have had at least ten
                    (10) years experience in ownership, management, leasing and/or appraising of major industrial and warehouse facilities in the greater metropolitan area in which the Leased Premises are located similar in character to the Building and shall be a member of M.A.I. or A.S.R.E.C. (or successor professional organizations) and otherwise qualify as an expert witness to give opinion testimony addressed to the issue of Fair Market Rent for facilities such as the Building in a court of competent jurisdiction; provided, however, that either party may designate a real estate professional without such qualification if the designation of such professional is consented to in advance of such designation by the other party, in its sole discretion, and further provided that a failure to reply to a request for such consent on or before the date the designation is required to be made (but in no event less than ten (10) days prior to the date such party is requested to consent) shall be deemed a refusal of such consent. The written opinion of Fair Market Rent of the appraiser so chosen shall conclusively establish Fair Market Rent for the applicable extension term. Both parties shall have the opportunity to present evidence in accordance with reasonable procedures prescribed by the appraiser. The fee of the appraiser shall be paid equally by the parties, provided that each party shall pay the fees of its own counsel and witnesses. Fair Market Rent may or may not, in the discretion of the appraiser, be determined with reference to applicable Consumer Price Indices or other increases, all as such appraiser decides is customary at the time. In the event that for any reason the procedures set forth above are not completed prior to the commencement of the applicable extension term, Subtenant shall pay on account of Base Rent at the rate per square foot established for Base Rent for the year prior to the beginning of the extension term in question and a retroactive adjustment shall be made effective as of the beginning of the extension term when the appraiser's decision is rendered.

           (c) Provided that Subtenant is not then (i) in breach or default of any of its monetary obligations hereunder or under the Lease (to the extent incorporated into this Sublease and applicable to Subtenant) beyond any applicable notice, grace or cure periods, or (ii) in breach or default of any of its other covenants, obligations or undertakings hereunder or under the Lease (to the extent incorporated into this Sublease and applicable to Subtenant) beyond any applicable notice, grace or cure periods, Sublandord agrees that it shall timely and properly exercise its right to extend the term of the Lease, on each occasion that such exercise shall be necessary under and as provided in the Lease, in order that Subtenant may exercise its rights to extend the Term of this Sublease as provided herein. Sublandlord shall, simultaneously with furnishing any notice to Overlandlord to extend the term of the Lease, furnish Subtenant with a copy of such notice.

2. BASE RENT: Except as otherwise set forth below with respect to the months of October and November, 2000, during the Initial Term, Subtenant shall pay to Sublandlord, at the following address or such other address as Sublandlord may provide by written notice to Subtenant (such notice to be effective upon receipt by Subtenant), on or before the first day of each month without notice or billing therefore, Base Rent as provided below:

                           CH/Equity NJ, LLC
                           P.O. Box 972417
                           Dallas, TX 75397-2417

      Subtenant's obligation to pay Base Rent hereunder shall commence on December 1, 2000. Base Rent shall be payable monthly in advance. Base Rent shall be paid with respect to the following Lease Years in the amounts set forth below. As used herein, the term "Lease Year" shall mean a period commencing on the first day of the Initial Term (and each anniversary thereof) and ending the day prior to each anniversary thereof. Sublandlord hereby acknowledges receipt from Subtenant of the sum of $50,000.00, which amount shall be credited against the first month's Base Rent due under this Sublease. Monthly Base Rent for any partial month at the end of the Term of this Sublease shall be prorated according to the actual number of days of such month included in the Term of this Sublease.

      Lease Year        Annual Rent/SF   Annual Base Rent  Monthly Base Rent
      ----------        --------------   ----------------  -----------------

      1 through 5          $ 4.00         $ 2,098,072.00     $ 174,839.33
      6 through 10           4.50           2,360,331.00       196,694.25

3. ADDITIONAL RENT AND OTHER PAYMENTS: This Sublease is intended to be, and shall for all purposes be deemed to be, a net lease, to the effect that all payments of Base Rent to Sublandlord hereunder shall be absolutely net of all payments, charges, fees, expense, cost or liabilities of any kind whatsoever imposed upon or incurred by Subtenant with respect to Subtenant's use and enjoyment of the Leased Premises hereunder. Without limiting the generality of the foregoing, during the Term Subtenant shall be responsible for and shall be obligated to make the following payments, each of which shall be deemed to be Additional Rent hereunder:

      (a) Subtenant agrees to assume and be obligated to perform all obligations and to pay all charges, costs, expenses, fees and taxes of whatever nature hereafter imposed by any governmental body upon either of Overlandlord or Sublandlord and attributed to or measured by rentals payable by sublessees to sublessors (other than general income taxes).

      (b) Subtenant shall be responsible for payment of, and shall pay directly to the utility providers, all of its charges for all gas, electric, water, sewer, heat and other utilities servicing the Leased Premises.

      (c) If any operating expenses or real estate taxes and assessements with respect to the Leased Premises are charged to Sublandlord or Overlandlord, Subtenant shall pay to Sublandlord, within thirty
            (30) days after receipt by Subtenant of an invoice therefor, the full amount thereof payable by Sublandlord; provided, however, that notwithstanding the foregoing, in no event shall real estate taxes and assessments be payable by Subtenant more than thirty
            (30) days prior to the date they are required to be paid to the applicable taxing authority, and Sublandlord agrees to timely pay such amount to the applicable taxing authority.

      (d) Subtenant hereby assumes all other obligations of Sublandlord under the Lease to make payments with respect to the Leased Premises to Overlandlord or any other person or entity (except that Subtenant shall not be obligated to pay any rent payable pursuant to Article VI of the Lease). All such payments shall be made by Sublandlord, and Subtenant agrees to reimburse Sublandlord for each such payment made by Sublandlord within thirty (30) days after receipt by Subtenant of an invoice therefor by Sublandlord or to make each such payment to the person or entity entitled thereto within thirty (30) days of Sublandlord's request accompanied by an invoice or other statement to be paid.

      (e) Subtenant shall reimburse Sublandlord for the cost of fire, explosion and casualty insurance on the Building obtained by Sublandlord pursuant to Subsection 9(b) hereof within thirty
            (30) days after receipt by Subtenant of an invoice therefor by Sublandlord.

4.    LEASE TERMS:

      (a) Except as otherwise specifically provided in this Sublease, this Sublease expressly incorporates by reference, as fully and effectually as if set forth in full in this Sublease, all of the terms, covenants and conditions of the Lease, to the effect that Subtenant shall enjoy each and every right of Sublandlord as tenant under the Lease and shall be obligated to observe and perform each and every covenant, condition and agreement on Sublandlord's part to be observed and performed as tenant under the Lease. This Sublease is subordinate in all respects to the Lease.

      (b)   Subtenant covenants and agrees during the Term:

            (i) except as otherwise expressly set forth in this Sublease, to perform and to observe all the terms, covenants, conditions and agreements of the Lease on the part of the tenant thereunder to be performed and observed, including, without limitation, any and all obligations imposed upon the tenant under the Lease to maintain and repair the Building or the Leased Premises and to replace structural elements and systems in and to the Building or the Leased Premises; and

            (ii) that Subtenant will not do or cause to be done or suffer or permit any act or thing to be done which would or might cause the Lease or the rights of Sublandord, as tenant thereunder, to be canceled, terminated or forfeited or which would make Sublandlord liable for any damages, claim or penalty; and

            (iii) to indemnify, defend, save and hold Sublandlord and the Leased
                  Premises free, clear and harmless from any and all liability, loss, costs, charges, penalties, obligations, expenses, attorneys' fees, litigation, judgments, damages, claims and demands of any kind whatsoever in connection with, arising during the Term of this Sublease and arising out of or by reason of (a) any violation of law, ordinance or regulation by Subtenant, its agents, employees, servants, contractors, subtenants, licensees, concessionaires, customers or invitees, or (b) any violation of the terms of this Sublease by Subtenant, or (c) any interference by Subtenant or its agents, employees, servants, contractors, subtenants, licensees, concessionaires, customers or invitees with the Lease or the rights of Sublandlord as tenant thereunder, or (d) any injury or damage, however occurring, to any person or persons whomsoever (including Subtenant, its agents, employees, servants, contractors, subtenants, licensees, concessionaires, customers or invitees), excluding, in any event, injury or damage to persons caused by the negligence or wilful misconduct of Sublandlord or its agents, employees, servants, contractors, subtenants, licensees, concessionaires, customers or business invitees, or (e) any repairs or improvements which may be made by Subtenant or any failure by Subtenant to make or to cause to be made any required or necessary repairs or improvements, to the Building or the Leased Premises, or to property of any kind whatsoever and to whomsoever belonging (including Subtenant, its agents, employees, servants, contractors, subtenants, licensees, concessionaires, customers or invitees) relating to the Leased Premises, or (f) the occupancy and use of the Leased Premises by the Subtenant or any other person whomsoever (including, without limitation, its respective agents, employees, servants, contractors, subtenants, licensees, concessionaires, customers or invitees), or (g) Overlandlord's termination of the Lease prior to the expiration of this Sublease due to any act or omission of Subtenant or any of its subtenants or any of their respective agents, employees, servants, subtenants, contractors, licensees, concessionaires, customers or invitees.

      (c) Subtenant shall be entitled to the benefit of all of the obligations of Overlandlord pursuant to the Lease, including, without limitation, any and all of the services, restorations, repairs, equipment and access which the Overlandlord is obligated to furnish or make to or in the Leased Premises pursuant to the terms of the Lease. Sublandlord shall, at all times, exercise its reasonable efforts to cause Overlandlord to perform
            Overlandlord's obligations under the Lease. In the event Overlandlord shall fail or refuse to comply with any of the terms of the Lease affecting the Leased Premises or the use or occupancy thereof by Subtenant, Subtenant may, to the extent permitted by applicable law, in its own name (and with the prior written consent of Sublandlord, which consent shall not be unreasonably withheld or delayed under the circumstances, in the name of Sublandlord), at its own expense, compel performance by Overlandlord pursuant to the terms of the Lease.

      (d) Notwithstanding anything in this Sublease to the contrary, for purposes of incorporation by reference into this Sublease, the following provisions of the Lease, together with any references to such provisions, are deemed deleted and are expressly not incorporated into this Sublease (unless otherwise modified below): (i) Article III, Section 2; (ii) Article V; (iii) Article VI, Section 1, the second sentence of Section 2 and Subsections 3(b), 3(e) and 3(f); (iv) the phrase "to the public officers charged with the collection thereof" shall be deleted from
            Article VIII, Section 1; (v) the entire first sentence shall be deleted from Article VIII, Section 2; (vi) Article XIX, Section 1 shall be deemed to be limited to any matters relating to the Term of this Sublease; (vii) Article XX; (viii) Article XXI; (ix)
            Article XXII, Sections 4, 5, 6, 7 and 8; (x) Article XXIII; (xi)
            Article XXV shall be deemed modified by deleting the phrase "10 days" and substituting the phrase "30 days" in its place and stead; and (xii) Schedule B.

5. NO EXCLUSIVE REMEDY. No termination of this Sublease or recovery of the Leased Premises as hereinafter provided shall deprive Sublandlord of any other remedy for possession of the

      Leased Premises, for rent or for damages, nor shall any distress, remedy or suit for rent or for damages prevent Sublandlord from proceeding to recover possession of the Leased Premises upon any breach of the conditions hereof.

6. DEFAULT. If Subtenant shall be in default because of nonpayment of any Base Rent, Additional Rent or any other amount due and payable by Subtenant hereunder beyond any applicable notice and cure periods set forth in the Lease for payment defaults by Sublandlord thereunder, or if Subtenant shall be in default in any other respect hereunder and such default shall not be fully and completely cured by Subtenant within thirty
      (30) days after written notice thereof by Sublandlord (provided, however, that if such default cannot be cured completely within such thirty (30) day period and Subtenant, within such thirty (30) day period, has commenced to cure such default and thereafter diligently proceeds to cure such default, within a reasonable amount of time under the circumstances, it being expressly understood that a "reasonable amount of time under the circumstances" shall not extend beyond any time that Overlandlord shall have the right to terminate the Lease as a result of such default by Subtenant), or if Subtenant shall be adjudged a bankrupt, or shall make an assignment for creditors, or if the interest of Subtenant herein shall be sold under execution or other legal process, it shall be lawful for Sublandlord to enter into said Leased Premises and again have, repossess and enjoy the same as if this Sublease had not been made, and thereupon this Sublease, and everything herein contained on the part of the Sublandlord to be done and performed, shall cease and be utterly void, without prejudice, however, to the right of Sublandlord to recover all rent and other amounts due or to become due under this Sublease. In the event of a termination of this Sublease by Sublandlord in accordance with the foregoing provisions of this Section 6, Subtenant authorizes Sublandlord to record a Notice of Termination of Sublease.

7. LIENS. Any mechanic's or other lien filed against the Leased Premises for work claimed to have been done or for materials claimed to have been furnished to Subtenant or its subtenants shall be discharged by Subtenant within thirty (30) days after notice to Subtenant by the lienholder of such filing, by bonding or as provided or required by law or in any other lawful manner.

8. WAIVER. The waiver by Sublandlord or Subtenant of any default or breach of any term, covenant or condition contained herein shall not be construed to be a waiver of any preceding or subsequent breach of the same or any other term, covenant or condition contained herein. The subsequent acceptance of rent or other sum hereunder by Sublandlord shall not be construed to be a waiver of any preceding breach by Subtenant of any term, covenant or condition of this Sublease other than the failure of Subtenant to pay the particular rental or other sum or portion thereof so accepted, regardless of Sublandlord's knowledge of such preceding breach at the time of acceptance of such rent or other sum.

9.    INSURANCE.

      (a) Subtenant shall obtain and maintain, during the term of this Sublease, with Sublandlord and Overlandlord included as additional named insureds thereunder, a policy of comprehensive general liability insurance coverage up to a combined personal injury and property damage single limit of at least $3,000,000 as to each occurrence or the equivalent thereof, and will furnish each of Sublandlord and Overlandlord with a certificate showing the issuance of such coverage. The certificate shall contain a provision that the policy may not be cancelled except after thirty (30) days' prior written notice to Sublandlord. The parties recognize that the term of this Sublease extends over many years, and Sublandlord is accordingly granted the right to require increases in the amount of coverage required hereunder by giving written notice to that effect to Subtenant no more frequently than once every five years and in increments of no more than $1,000,000 per notice.

      (b) During the term of this Sublease, Sublandlord shall obtain and maintain policies of insurance insuring the Building against fire, explosion and other casualty in the amount of the full replacement cost thereof (without deduction for depreciation), together with rental loss coverage, and otherwise on the terms and conditions specified in or required by the Lease, and Subtenant shall pay, as Additional Rent hereunder and in accordance with the terms hereof, the cost of such insurance. Sublandlord's obligation under this Subsection 9(b) shall not extend to casualty, loss or damage to any of Subtenant's personal property or chattels, including, without limitation, any of Subtenant's inventory, trade fixtures, machinery or equipment kept in or on the Leased Premises.

      (c) During the term of this Sublease, Subtenant shall obtain and maintain policies of insurance insuring all of its personal property, chattels, inventory, trade fixtures, furniture, furnishings, machinery, equipment, goods, supplies and stock of every kind and description stored, kept, installed or used in or upon the Leased Premises against damage, loss or destruction by fire, explosion, water damage or other casualty. It is expressly understood and agreed that in no event shall Sublandlord be liable for any damage, loss or destruction of Subtenant's personal property, chattels, inventory, trade fixtures, furniture, furnishings, machinery, equipment, goods, supplies and stock, of any kind or description, as a result of fire, explosion, water damage or other casualty in or upon the Leased Premises.

      (d) The policies of insurance required under this section shall be obtained from licensed insurance companies qualified to do business in the State of New Jersey and rated A or better by A.M. Best or equivalent rating service if A.M. Best ratings cease to be available. Insurance coverages under this Section 9 shall not contain deductibles in excess of Ten Thousand Dollars ($10,000.00).

      (e) At the request of either party, the other party shall furnish a certificate of insurance to the requesting party showing that insurance required by Subsection 9(b), Subsection 9(c) or Subsection 9(d), as the case may be, is in full force and effect.

          Each such certificate shall contain a provision that the policy may not be cancelled except after thirty (30) days' prior written notice to Sublandlord or Subtenant, as applicable.

      (f) All insurance carried by either party hereunder with respect to the Building or the Leased Premises, or to any personal property, chattels, inventory, trade fixtures, furniture, furnishings, machinery, equipment, goods, supplies and stock of Subtenant stored, kept, installed or used by Subtenant therein, shall include provisions which deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to the occurrence of loss or injury, and each of Sublandlord and Subtenant, on behalf of itself and its insurers, hereby waives all rights of recovery and subrogation against the other for loss or injury against which the waiving party is protected by insurance containing said provisions.

10.   CONDITION OF PREMISES.

      (a) Except as otherwise set forth herein, Subtenant has had a full and complete opportunity to inspect the Leased Premises and accepts them in their AS-IS and WHERE-IS condition with all faults and pre-existing conditions accepted. Subtenant acknowledges that neither Sublandlord nor any person purporting to act for Sublandlord has made or now makes any representation as to the physical condition of the Premises. Subtenant has undertaken whatever additional environmental review or inspection that it desires with the assistance of such experts as Subtenant selected and accepts the Leased Premises in their current condition.

      (b) Subtenant will not commit or permit any waste on the Leased Premises and will require conformance with all applicable laws and ordinances respecting use and occupancy of the Leased Premises. Subtenant will assure that the Leased Premises are maintained in good condition and repair during the Term and will undertake or cause to be undertaken all maintenance, repairs and replacements required hereunder and under the Lease during the Term. Subtenant will assure that all operations on and use of the Leased Premises are conducted in compliance with all applicable federal, state and municipal laws, rules, regulations and ordinances. At the termination of this Sublease, whether at the stated expiration hereof or earlier for any cause, Subtenant will surrender the Leased Premises to Sublandlord in good condition and repair, ordinary wear and tear and damage by fire or other casualty excepted, and in compliance with the terms hereof and of the Lease.

      (c) Subtenant will not make or permit to be made any alterations or additions in or to the Leased Premises (i) without the prior written consent of Overlandlord in all cases, if any, where the Lease requires such consent and (ii) without giving Sublandlord at least thirty (30) days' prior written notice in all cases (except for minor, immaterial, non-structural alterations or internal additions). Subtenant acknowledges that asbestos may have been used as a construction material on the Leased Premises, which could become a health hazard if it is not properly maintained or handled correctly during any renovations. Subtenant agrees to maintain the Leased Premises and undertake any renovations with due care to the foregoing or any other conditions on or within the Leased Premises.

      (d) Notwithstanding anything in this Sublease to the contrary, Sublandlord agrees that Sublandlord shall, during the Term of this Sublease, at its sole cost and expense, maintain the roof of the Building in good order and repair, and, when and if necessary, replace all or any portion of the roof requiring replacement. In connection with any such maintenance, repairs or replacements of the roof of the Building, Sublandlord covenants and agrees that such work will be (i) performed in accordance with all applicable laws and regulations of all governmental authorities having jurisdiction and in good and workman-like manner using only new and first class materials; and (ii) performed with minimal interference with the conduct of Subtenant's business on the Leased Premises. Upon commencement of the Term of this Sublease, Sublandlord shall promptly commence any action required under this Subsection 10(d) and use its reasonable and diligent efforts to complete such actions as soon as reasonably practicable.

      (e) Sublandlord acknowledges that Subtenant intends to make certain improvements to the Premises described below in order to make the Premises more suitable for its use. In particular, Sublandlord acknowledges that Subtenant intends to construct a bridge to the Premises from its facility located adjacent to the Premises, the conceptual plans for which are attached hereto as Exhibit C (the "Bridge"). Sublandlord hereby approves the conceptual plans for the Bridge, and agrees that Subtenant shall have the right to construct the Bridge, provided that the Bridge and work related thereto will be
          (i) performed in accordance with all applicable laws and regulations of all governmental authorities having jurisdiction and in good and workman-like manner using only new and first class materials; and (ii) completed with reasonable diligence upon commencement of construction. In the event the Bridge is constructed, at the termination of this Sublease, whether at the stated expiration or earlier for any cause, Subtenant shall, at its sole cost and expense, remove the Bridge and restore the Premises (including the Building) to substantially the same condition it was in prior to the construction of the Bridge, reasonable wear and tear and damage by casualty excepted.

11. ASSIGNMENT/SUB-SUBLETTING. Subtenant shall not assign this Sublease, or sub-sublet or license the Leased Premises or any portion thereof or permit the occupancy of all or any portion of the Leased Premises by any other person or entity except in accordance with the provisions of this Section 11. For purposes hereof, an assignment shall include, without limitation, any transfer of Subtenant's interest in this Sublease by operation of law, merger or consolidation of Subtenant into any other firm or corporation, and transfers to a parent or subsidiary of Subtenant or to an entity in common ownership with Subtenant and transfers to an entity which purchases all or substantially all of Subtenant's assets and the transfer or sale of a controlling interest in Subtenant, whether by sale of its capital stock or otherwise (collectively, an "Affiliated Assignment").

      (a) Subtenant shall not assign this Sublease or any of its rights and obligations hereunder without in each case obtaining the prior written approval of Sublandlord, which approval may be withheld in Sublandlord's sole discretion; provided, however, that Sublandlord shall not withhold its approval to an Affiliated Assignment if the proposed assignee of Subtenant has a net worth and creditworthiness equal to or greater than Subtenant's net worth and creditworthiness as of the date hereof or as of the proposed effective date of the Affiliated Assignment (such approval or, if warranted, disapproval, to be given by Sublandlord within ten (10) days of Sublandlord's receipt of all information required under Subsection 11(e) below with respect to such Affiliated Assignment, time being of the essence, and failure by Sublandlord to furnish its written response to such Affiliated Assignment within such ten (10) day period shall be deemed a written approval by Sublandlord of such Affiliated Assignment for all purposes hereunder); and further provided, that notwithstanding any other provision hereof, Subtenant shall have the right at any time to assign this Sublease to Church & Dwight Co., Inc., a Delaware corporation, without Sublandlord's prior approval (but in the event of such assignment, Subtenant shall furnish Sublandlord with notice thereof and a copy of the instrument effecting such assignment). In the event of an approved or deemed approved Affiliated Assignment of this Sublease in accordance with the terms hereof, or in the event of an assignment of this Sublease to Church & Dwight Co., Inc., from and after the effective date of such Affiliated Assignment or assignment to Church & Dwight Co., Inc., Subtenant shall cease to have any liability to Sublandlord for its obligations hereunder, provided that Subtenant's assignee shall have assumed in writing all of Subtenant's obligations under this Sublease occurring after the effective date of the Affiliated Assignment or assignment to Church & Dwight Co., Inc.

      (b) Subtenant shall not sub-sublet or license the Leased Premises or any portion thereof without in each case obtaining the prior written approval of Sublandlord, which approval (i) shall not be unreasonably withheld, delayed or conditioned in the case of a sub-sublet or license of a portion of the Leased Premises which, when aggregated with any other portion(s) of the Leased Premises which are then subject to a sub-sublease or license approved by Sublandlord, do not constitute greater than twenty-five percent (25%) of the entire Leased Premises; and (ii) may be withheld in the sole discretion of Sublandlord in the case of a sub-sublet or license of a portion of the Leased Premises which, when aggregated with any other portion(s) of the Leased Premises which are then subject to a sub-sublease or license, constitute greater than twenty-five percent (25%) of the entire Leased Premises. In the event of an approved sub-sublease or license of all or any portion of the Premises, and notwithstanding any other terms or provisions hereof, Subtenant shall at all times after the effective date thereof remain liable to Sublandlord for its obligations under this Sublease.

      (c) Notwithstanding the provisions of Subsection 11(b) above, in the event of a proposed sub-sublease or license of all or any portion of the Leased Premises which, when aggregated with any other portion(s) of the Leased Premises which are then subject to a sub-sublease or license, constitute greater than twenty-five percent (25%) of the entire Leased Premises, Sublandlord shall have the option (but not the obligation) to terminate this Sublease by giving Subtenant written notice thereof not later than twenty (20) days after Sublandlord's receipt of Subtenant's request for Sublandlord's consent to such sub-sublease or license, time being of the essence, which notice shall specify a termination date as of the commencement date of such proposed sub-sublease or license. In the event that Sublandlord timely exercises such option to terminate this Sublease, Subtenant shall have the right to withdraw the request for Sublandlord's consent to the proposed sub-sublease or license by giving Sublandlord written notice of such withdrawal not later than ten (10) days after Subtenant's receipt of Sublandlord's notice of termination, time being of the essence. If Subtenant timely withdraws its request for Sublandlord's consent to the proposed sub-sublease or license in accordance with the preceding sentence, the original request for consent by Subtenant shall be deemed never made, Sublandlord's notice of termination shall be deemed null and void, and this Sublease shall continue in full force and effect. If Subtenant does not timely withdraw its request for Sublandlord's consent to the proposed sub-sublease or license, then this Sublease shall terminate on the date specified in Sublandlord's notice of termination.

      (d) The foregoing provisions of Subsections 11(b) and 11(c) shall not apply from and after the date, if any, that (i) Subtenant shall have achieved a rating of A- or better from Standard & Poors or any successor thereto; (ii) Subtenant shall have assigned all of its right, title and interest as subtenant hereunder to Church & Dwight Co., Inc. and Church & Dwight Co., Inc. shall have assumed in writing all of Subtenant's obligations hereunder; or (iii) Church & Dwight Co., Inc. shall have executed and delivered to Sublandlord a guaranty in the form attached hereto as Exhibit D, and from and after the date that any of the foregoing described events shall occur, Subtenant shall not sub-sublet or license the Leased Premises or any portion thereof without in each case obtaining the prior written approval of Sublandlord, which approval shall not be unreasonably withheld, delayed or conditioned; provided, however, that in the event of such approval by Sublandlord, and notwithstanding any other terms or provisions hereof, Subtenant (and each of its successors and assigns) shall remain liable to Sublandlord for its obligations under this Sublease at all times after the effective date of such sub-sublease or license.

      (e) Any request by Subtenant for Sublandlord's approval of an assignment of this Sublease or a sub-sublet or license of the Leased Premises or any part thereof shall include a copy of the proposed instrument of assignment, sub-sublet or license or a statement thereof in detail reasonably satisfactory to Sublandlord, together with financial, business and other reasonable information about the proposed assignee, sub-sublessee or licensee in detail reasonably satisfactory to Sublandlord. Subtenant shall reimburse Sublandlord, within thirty (30) days of Subtenant's receipt of an invoice therefor from Sublandlord, for Sublandlord's reasonable legal fees and other actual third party expenses incurred in connection with any proposed assignment, sub-sublet or license, including fees for review of documents and investigations of any proposed assignees.

      (f) Notwithstanding any other provision hereof to the contrary, if Subtenant sub-subleases or licenses all or any of the Leased Premises hereunder after having obtained the consent of Sublandlord if required by and in accordance with the applicable provisions of this Section 11, and if the aggregate rent and other charges payable to Subtenant under and in connection therewith exceed the rent and other charges paid by Subtenant to Sublandlord hereunder for the space in question, Subtenant shall pay to Sublandlord, as additional rent hereunder, one-half (50%) of such excess when paid to Subtenant after deduction of Subtenant's reasonable out-of-pocket costs of obtaining such sub-sublease or license, including, without limitation, brokerage fees, legal costs, any work allowance, rent concessions, marketing costs and the unamortized costs of any work performed by Subtenant in connection with such sub-sublease or license.

12. ACCESS. Subtenant will permit Sublandlord, or its agents and representatives, to enter upon the Leased Premises at all reasonable times, in reasonable durations and with Subtenant's representative(s) present, to examine the condition thereof or otherwise determine compliance by Subtenant with the terms and conditions hereof; provided, however, such access is conducted during Subtenant's regular business hours and on reasonable prior notice to Subtenant; and further provided that during any such access Sublandlord and its agents and representatives shall use their diligent efforts to avoid interference with Subtenant's business operations at the Leased Premises.

13. USE OF LEASED PREMISES. Subtenant shall use the Leased Premises as a warehouse and/or manufacturing facility and for offices and for uses normally accessory or incidental to the foregoing or for any other use permitted under the Lease and under applicable law, and for no other purpose or purposes whatsoever.

14. ENVIRONMENTAL COMPLIANCE. Notwithstanding, but not in limitation of, any other provision contained in this Sublease, Subtenant covenants and agrees as follows:

      (a) Subtenant acknowledges the existence of environmental laws, rules and regulations which may apply to Subtenant's use of and operations on the Leased Premises, including the provisions of the New Jersey Industrial Site Recovery Act, as amended, N.J.S.A. 13:1K_6 et seq. ("ISRA"). Subtenant, at its sole cost and expense, shall comply with any and all such laws, rules and regulations. In the event ISRA compliance is required because of a change in ownership of Subtenant, a change in the nature of Subtenant's business, cessation of operations or any other event caused by Subtenant's use and operation of the Leased Premises, then at Subtenant's request, Sublandlord shall reasonably cooperate with Subtenant in connection with any such compliance, provided that Subtenant shall bear all costs and expenses incurred by Sublandlord of any kind or nature associated with any such compliance, including without limitation state agency fees, engineering fees, attorneys' fees, clean_up costs, filing fees and suretyship expenses. Subtenant shall reimburse Sublandlord for any and all such expenses within ten (10) days of Sublandlord's invoice therefor. In the event ISRA is triggered by Sublandlord, then Sublandlord shall bear all obligation to prepare any applications for Applicability Determinations or General Information Notices and associated filing fees, but Subtenant shall still bear all costs for investigation and remediation, including the preparation of the preliminary assessment and site investigation (if necessary). In every ISRA compliance, the costs of investigation and remediation shall be borne by Subtenant without regard to when or by whom the applicable contamination was created. Subtenant expressly reserves for itself the right to pursue recovery of its cost of investigation and remediation of the Leased Premises from any party other than Sublandlord.

      (b) Subtenant agrees to execute such documents as Sublandlord reasonably deems necessary and to make such applications as Sublandlord reasonably requires to assure compliance with applicable environmental laws, rules and regulations, including, without limitation, ISRA. As used in this Sublease, ISRA compliance shall include applications for determinations of nonapplicability by the appropriate governmental authority. The foregoing undertaking shall survive the termination or sooner expiration of this Sublease and surrender of the Leased Premises and shall also survive sale, or lease, sublease or assignment of the Leased Premises by Sublandlord. Subtenant agrees to indemnify and hold Sublandlord harmless from any violation of any applicable environmental law, rule or regulation, including without limitation the provisions of ISRA, occasioned by Subtenant's use of or operations on the Leased Premises. Subtenant shall immediately provide Sublandlord with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to Subtenant's compliance and the requirements of the United States Environmental Protection Agency under applicable federal law or the New Jersey Department of Environmental Protection under ISRA as they are issued or received by Subtenant.

      (c) Subtenant agrees not to generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Premises, any Hazardous Substances, except in compliance with applicable laws, rules, regulations or ordinances. As used herein, "Hazardous Substances" shall be defined as any "hazardous chemical," "hazardous substance" or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601, et seq.), ISRA, the New Jersey Spill Compensation and Control Act, as amended, N.J.S.A. 58:10_23.11b, et seq., any rules or regulations promulgated thereunder, or in any other applicable federal, state or local law, rule or regulation dealing with environmental protection. The provisions contained in this
          Section 14 shall be applicable notwithstanding the fact that any substance shall not be deemed to be a Hazardous Substance at the time of its use by Subtenant but shall thereafter be deemed to be a Hazardous Substance.

      (d) If Subtenant fails to comply with any applicable environmental law, rule or regulation, including ISRA, as provided in this Section, as of the expiration or sooner termination of this Sublease and as a consequence thereof Sublandlord is unable to rent the Leased Premises, then Sublandlord shall treat Subtenant as having held over hereunder at the end of the Term, and thereupon be entitled to all remedies against Subtenant provided by Section 17 hereof, payable in advance on the first day of each month, until such time as Subtenant provides Sublandlord with a negative declaration or confirmation that any required clean-up plan has been successfully completed.

      (e) To the fullest extent permitted by law, and in addition to any other covenants, agreements and indemnities made or furnished by Subtenant hereunder, Subtenant agrees to indemnify and hold Sublandlord (and any mortgagee of Sublandlord) and the Leased Premises harmless from and against any and all liabilities, damages, claims, liens, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by or threatened against Sublandlord (or Sublandlord's mortgagee) or imposed upon the Leased Premises relating to or arising out of any breach by Subtenant of the undertakings set forth in this Section 14, said indemnity to survive this sublease expiration or sooner termination.

15. LATE PAYMENT FEE. Subtenant hereby acknowledges that late payment by Subtenant to Sublandlord of rent and other charges due under this Sublease will cause Sublandlord to incur costs not contemplated by this Sublease, the exact amount of which will be extremely difficult to ascertain. Accordingly, if any installment of Base Rent or any other charge due hereunder from Subtenant is not received by Sublandlord postmarked on or before the date such amount is due and payable, Subtenant shall pay to Sublandlord, in addition to all other sums due hereunder, a late charge equal to five percent (5%) of such overdue amount, and in such event the parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Sublandlord will incur by reason of the late payment by Subtenant.

      Acceptance of such late charge by Sublandlord shall in no event constitute a waiver of Subtenant's default with respect to such overdue amount, nor prevent Sublandlord from exercising any other rights and remedies granted to it hereunder or by law or equity.

16. CONSENTS. With respect to any action or matter which requires Overlandlord's consent under the provisions of the Lease, Sublandlord's prior written consent shall also be required under this Sublease; provided, however, that if Subtenant is not then in default of its material covenants and obligations under this Sublease beyond applicable notice and/or cure periods, Sublandlord's consent shall not be unreasonably withheld, delayed or conditioned. In connection with any such action or matter which requires Overlandlord's consent, Subtenant shall not commence or undertake such action or matter until such time as Subtenant has secured the required consent of Sublandlord and Overlandlord with respect thereto. At Subtenant's request, Sublandlord agrees to reasonably cooperate with Subtenant to obtain the consent of Overlandlord in connection with any action or matter which requires Overlandlord's consent under the Lease.

17. HOLDING OVER. Subtenant shall have no right to occupy the Leased Premises or any portion thereof after the expiration of this Sublease or earlier termination of this Sublease pursuant to the provisions hereof as a consequence of Subtenant's default hereunder or after termination of Subtenant's right to possession of the Leased Premises pursuant to the provisions hereof as a consequence of Subtenant's default hereunder. In the event Subtenant or any party claiming by, through or under Subtenant holds over, Sublandlord may exercise any and all remedies available to it at law or in equity to recover possession of the Leased Premises, and to recover damages, including, without limitation, damages payable by Sublandlord to Overlandlord as a result of such holdover. For each and every partial month that Subtenant or any party claiming by, through or under Subtenant remains in occupancy of all or any portion of the Leased Premises after the expiration of this Sublease or earlier termination of this Sublease pursuant to the provisions hereof as a consequence of Subtenant's default hereunder or after termination of Subtenant's right to possession of the Leased Premises pursuant to the provisions hereof as a consequence of Subtenant's default hereunder, Subtenant shall pay, as minimum damages and not as a penalty, in addition to any other damages suffered by Sublandlord, monthly rent at a rate equal to two hundred percent
      (200%) of the Base Rent and Additional Rent payable by Subtenant hereunder for the month immediately preceding the expiration of this Sublease or the earlier termination of this Sublease pursuant to the provisions hereof as a consequence of Subtenant's default hereunder or the termination of Subtenant's right to possession of the Leased
      Premises pursuant to the provisions hereof as a consequence of Subtenant's default hereunder.

18. NOTICES. Any notice, request, approval, consent or other communication required or permitted to be given under this Sublease must be in writing and shall be deemed to be given by a party when delivered by registered or certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight courier regularly maintaining a record of receipt, addressed to the other party as follows:

      If to Sublandlord:      CH/Equity NJ, LLC
      ------------------      2100 McKinney Avenue
                              Suite 700
                              Dallas, TX 75201
                              Attn: Ben R. Phillips

      with a copy in
      the same manner to:     Vinson & Elkins L.L.P.
                              3700 Trammell Crow Center
                              2001 Ross Avenue
                              Dallas, TX 75201-2975
                              Attn: Joel L. Ross, Esq.



      If to Subtenant:        USA Detergents, Inc.
      ----------------        1735 Jersey Avenue
                              North Brunswick, New Jersey 08902
                              Attn: President

      with a copy in
      the same manner to:     Fulbright & Jaworski LLP
                              666 Fifth Avenue
                              New York, New York 10103
                              Attn: Sheldon Nussbaum, Esq.

      If to Church &
      Dwight Co., Inc.:       Church & Dwight Co., Inc.
                              469 North Harrison Street
                              Princeton, New Jersey 08543-5297
                              Attn: President

      with a copy in
      the same manner to:     Herrick, Feinstein LLP
                              2 Park Avenue
                              New York, New York 10016
                              Attn: Richard E. Palumbo, Esq.

19. NO RECORDATION. This Sublease shall not be recorded at any place of public record. The parties agree to execute and record a Notice of this Sublease or Memorandum thereof at the request of either Sublandlord or Subtenant.

20. SIGNAGE. Subtenant shall have and enjoy all rights to erect and install, at its sole cost and expense, signage on the Building or within the Leased Premises; provided, however, that Subtenant shall comply in all respects with any and all applicable laws, rules, regulations or ordinances imposed by any federal, state or municipal government, agency or authority in connection with the erection or installation of any such signs or signage.

21. BROKERAGE. Sublandlord and Subtenant mutually warrant and represent to each other that they have not dealt with any broker or party which may be entitled to a commission or fee in connection with the execution and delivery of this Sublease, other than Meredith & Grew, Incorporated (on behalf of Sublandlord) and Resource Realty (on behalf of Subtenant). Sublandlord agrees that it will pay all brokerage commissions due to the aforesaid firms under separate agreement, and shall indemnify and hold Subtenant harmless from any costs, expenses, liabilities and damages, including reasonable attorneys' fees, incurred by Subtenant as a result of any failure by Sublandlord to pay such brokerage commissions. Sublandlord and Subtenant shall each defend, indemnify and hold the other harmless from and against all claims for brokerage commissions or other fees on account of this Sublease arising out of the dealings by such party with any broker other than the aforesaid named brokers. Without limiting the generality of the foregoing, Subtenant shall defend, indemnify and hold Sublandlord harmless from and against any claims for brokerage commissions or other fees on account of this Sublease that may be asserted by Eshak Realty.

22. SECURITY DEPOSIT. Subtenant agrees that a security deposit in conformance with this Section 22 will be paid or delivered to Sublandlord prior to the commencement of the Term of this Sublease and that a security deposit in conformance with this Section 22 shall be maintained during the Term of this Sublease.

      (a) A security deposit in the amount of Two Million Ninety-Eight Thousand Seventy-Two Dollars ($2,098,072.00) shall be delivered to Sublandlord contemporaneously with the execution of this Sublease. Subtenant shall have the option to pay all or any portion (or no portion) of said security deposit in cash, and the balance by delivery of an Irrevocable Standby Letter of Credit, payable to Sublandlord. Any Letter of Credit furnished by Subtenant hereunder shall be issued by a United States bank reasonably approved by Sublandlord, be payable by sight draft and otherwise in form reasonably acceptable to Sublandlord, and shall have a term at least equal in length to the term of this Sublease (or, if the Letter of Credit is for a term shorter than the term of this Sublease and such Letter of Credit is not extended or renewed, or if a replacement Letter of Credit is not furnished, at least thirty (30) days prior to its then expiration date, Sublandlord shall have the unconditional right to draw upon the Letter of Credit in full, in which event the security deposit hereunder shall become an all cash deposit). Sublandlord shall hold any cash portion of said security deposit hereunder and any Letter of Credit delivered hereunder throughout the Term of this Sublease as security for the performance by Subtenant of all obligations to be performed by Subtenant hereunder. Sublandlord shall have the right from time to time without prejudice to any other remedy Sublandlord shall have (i) to apply such cash portion of said security deposit, or any part thereof, to Sublandlord's damages arising from any default on the part of Subtenant which remains uncured after the expiration of any applicable notice and cure period, and (ii) if the cash portion, if any, of said security deposit shall not be sufficient to pay Sublandlord's damages arising from any default on the part of Subtenant after the expiration of any applicable notice and cure period, to draw on said Letter of Credit by sight draft and apply the cash proceeds thereof to Sublandlord's damages arising from such default on the part of Subtenant. If Sublandlord applies all or any portion of any cash portion of said security deposit in accordance herewith, Subtenant shall within fifteen (15) days after notice from Sublandlord deliver cash to Sublandlord in an amount sufficient to restore such cash portion of the security deposit to the amount of such cash portion of the security deposit prior to such application, and if Sublandlord draws on the Letter of Credit and applies the cash proceeds thereof in accordance herewith, Subtenant shall within fifteen (15) days after notice from Sublandlord either restore the Letter of Credit to the amount of such Letter of Credit prior to such draw or provide an equivalent cash deposit . While Sublandlord holds any cash security deposit hereunder, Sublandlord shall deposit such cash in an interest-bearing account and, provided Subtenant is not then in default under this Sublease after the expiration of any notice, grace or cure period, Sublandlord shall pay such interest to Subtenant annually.

      (b) The security deposit described in Subsection 22(a) above shall be reduced to a cash security deposit in an amount equal to one (1) month's installment of Base Rent hereunder, as the same shall be in effect from time to time, and thereafter Subtenant shall maintain a cash security deposit in such amount from time to time with Sublandlord, from and after the date that any of the following shall occur: (i) Subtenant shall have achieved a rating of A- or better from Standard & Poors or any successor thereto; (ii) Subtenant shall have assigned all of its right, title and interest as subtenant hereunder to Church & Dwight Co., Inc. and Church & Dwight Co., Inc. shall have assumed in writing all of Subtenant's obligations hereunder; or (iii) Church & Dwight Co., Inc. shall have executed and delivered to Sublandlord a guaranty in the form attached hereto as Exhibit D. In the event that the security deposit hereunder shall be reduced in accordance with the preceding sentence, Sublandlord shall promptly return to Subtenant any cash security deposit then held by Sublandlord under Subsection 22(a) above in excess of the cash security deposit required under this Subsection 22(b), and if Sublandlord shall not then be holding a cash security deposit in an amount required under this Subsection 22(b), Subtenant shall deposit with Sublandlord cash in the amount of the security deposit required under this Subsection 22(b). Contemporaneously with the delivery (or retention by Sublandlord, as the case may be) of a cash security deposit in conformance with this Subsection 22(b), Sublandlord shall return to Subtenant any Letter of Credit delivered by Subtenant and then held by Sublandlord pursuant to Subsection 22(a) hereof. While Sublandlord holds the cash security deposit under this Subsection 22(b), Sublandlord shall deposit such cash in an interest-bearing account and, provided Subtenant is not then in default under this Sublease after the expiration of any notice, grace or cure period, Sublandlord shall pay such interest to Subtenant annually.


23.   DAMAGE AND DESTRUCTION.

      (a) In the event during the Term hereof the Leased Premises or any part thereof shall be damaged or destroyed by fire, explosion, casualty or any other occurrence covered by insurance or required to be covered by insurance as provided herein, Sublandlord shall use its reasonable and diligent efforts to repair such damage and restore the Leased Premises to substantially its condition at the time of such fire, explosion, casualty or occurrence; provided, however, that Sublandlord shall not be obligated to expend any amount in connection with such repair and restoration in excess the insurance proceeds actually recovered by or paid to Sublandlord as a result of such damage or destruction. Notwithstanding the foregoing, Sublandlord shall not be obligated to commence such repair and restoration (i) if Subtenant is then in breach or default of any of its monetary obligations under this Sublease beyond any applicable notice, grace or cure period or in breach or default of any of its other obligations under this Sublease beyond any applicable notice, grace or cure period; (ii) if such damage or destruction occurs during the last eighteen (18) months of the Term of this Sublease; or (iii) if applicable law, rules, regulations or ordinances forbid the repair or restoration of the damaged portion of the Leased Premises. During any period that all or any portion of the Leased Premises shall be rendered fully or partially untenantable for the conduct of Subtenant's business in the ordinary course as a result of any such damage or destruction, this Sublease shall remain in full force and effect (unless otherwise terminated in accordance with the provisions hereof), but Base Rent and Additional Rent shall be abated proportionately and such abatement shall continue for the period commencing with such damage or destruction and ending with the completion by Sublandlord of such repair and restoration of the Leased Premises that Sublandlord is obligated to perform in accordance with the terms hereof.

      (b) Notwithstanding the foregoing or any other provision of this Sublease to the contrary, in the event that the Leased Premises or any substantial portion thereof shall be damaged or destroyed by any casualty or other occurrence (i) not covered by insurance or required to be covered by insurance as provided herein; (ii) during the last eighteen (18) months of the Term of this Sublease; (iii) the repair or restoration of which is prohibited by applicable law, rules, regulations or ordinances; or (iv) the repair or restoration of which requires expenditures in excess of the insurance proceeds recovered or recoverable, then in each such event Sublandlord may, at its option, terminate this Sublease with respect to that portion of the Leased Premises rendered untenantable by such damage or destruction by written notice to Subtenant within ninety (90) days after the occurrence of such casualty. If Sublandlord exercises its option as provided in the foregoing sentence, this Sublease shall remain in full force and effect, subject to the terms hereof, with respect to that portion of the Leased Premises, if any, which was not affected by such damage or destruction, provided that Sublandlord shall, at its cost and expense, make all necessary repairs and alterations to the Building as promptly as reasonably practicable so as to constitute the remaining Leased Premises a complete architectural unit.

      (c) Notwithstanding the foregoing provisions of this Section 23, in the event (i) the Leased Premises or any part thereof shall be damaged or destroyed by fire, explosion, casualty or any other occurrence covered by insurance as provided herein; (ii) Sublandlord is obligated pursuant to the terms hereof to repair or restore the Leased Premises as provided herein; and (iii) Sublandlord has not completed such repairs and restoration of the Leased Premises within fifteen (15) months of the date of the occurrence of such casualty in accordance with the terms hereof (the "Completion Date"), then Subtenant shall have the option to terminate this Sublease with respect to that portion of the Leased Premises rendered untenantable by such casualty by written notice to Sublandlord within thirty (30) days, time being of the essence, of the Completion Date; provided, however, that if more than fifty (50%) of the Leased Premises shall be damaged or destroyed by such fire, explosion or other casualty and Sublandlord has not completed repairs and restoration of the Leased Premises as required hereunder on or before the Completion Date, then Subtenant shall have the option to terminate this Sublease with respect to the entire Leased Premises by written notice to Sublandlord within thirty
          (30) days, time being of the essence, of the Completion Date; and further provided, that if more than fifty (50%) of the Leased Premises shall be damaged or destroyed by such fire, explosion or other casualty during the last eighteen (18) months of the Term, then Subtenant shall have the option to terminate this Sublease with respect to the entire Leased Premises by written notice to Sublandlord within thirty (30) days, time being of the essence, of the occurrence of such casualty. Notwithstanding any of the foregoing, the Completion Date shall be extended for that number of days during the repair and restoration period as Sublandlord is prevented from prosecuting such repair and restoration by Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, unusually severe weather, or other similar causes beyond Sublandlord's reasonable control.

      (d) The foregoing provisions of this Section 23 shall govern the rights and obligations of the parties hereto in the event of damage or destruction to the Leased Premises, and the provisions of the Lease relating thereto, including the provisions of Article XX thereof, are expressly not incorporated by reference into this Sublease.

24.   EMINENT DOMAIN

      (a) If during the Term of this Sublease the entire Leased Premises or access thereto shall be taken by eminent domain or destroyed by the action of any public or quasi-public authority, or in the event of conveyance in lieu thereof, this Sublease and all rights and obligations of the parties hereto shall terminate as of the day title shall be taken by such authority, and Subtenant shall pay Base Rent and Additional Rent up to that date with a pro-rata refund by Sublandlord of such Base Rent and Additional Rent as shall have been paid in advance to Sublandlord for a period subsequent to the date of such taking of title.

      (b) If more than fifty percent (50%) of the Leased Premises shall be so taken or conveyed, or more than fifty percent (50%) of the Leased Premises shall be rendered untenantable for the conduct of Subtenant's business in the ordinary course as a result of such taking or conveyance, either party shall have the right to terminate this Sublease as of the day title shall be taken by notice in writing to the other party given either prior to the day title shall be taken and not later than thirty (30) days after the day title shall be taken. Unless and until this Sublease is terminated by either party in accordance with the preceding sentence, this Sublease shall terminate only with respect to those portions of the Leased Premises so taken or conveyed, or rendered untenantable for the conduct of Subtenant's business in the ordinary course as a result of such taking or conveyance, as of the day possession shall be taken, and Subtenant shall pay Base Rent and Additional Rent up to that day, with an appropriate refund by Sublandlord of such Base Rent and Additional Rent as may have been paid in advance to Sublandlord for a period subsequent to the date of the taking of title, and thereafter Base Rent shall be ratably adjusted based on the square footage of the remaining Leased Premises. Sublandlord, at its expense, shall make all necessary repairs or alterations as promptly as reasonably practicable so as to constitute the remaining Leased Premises a complete architectural unit.

      (c) If less than fifty percent (50%) of the Leased Premises shall be so taken or conveyed, or rendered untenantable as a result of such taking or conveyance, then this Sublease shall terminate only with respect to the portion of the Leased Premises so taken or conveyed, or rendered untenantable for the conduct of Subtenant's business in the ordinary course as a result of such taking or conveyance, as of the day title shall be taken, but shall remain in full force and effect, subject to the terms hereof, with respect to the remaining Leased Premises, and Subenant shall pay Base Rent and Additional Rent on the entire Leased Premises up to that day, with an appropriate refund by Sublandlord of such Base

          Rent and Additional Rent as may have been paid in advance to Sublandlord for a period subsequent to the date of the taking of possession with respect to that portion of the Leased Premises so taken or conveyed, or rendered untenantable for the conduct of Subtenant's business in the ordinary course by such taking or conveyance, and thereafter Base Rent shall be ratably adjusted based on the square footage of the remaining Leased Premises. Sublandlord, at its expense, shall make all necessary repairs or alterations as promptly as reasonably practicable so as to constitute the remaining Leased Premises a complete architectural unit.

      (d) All compensation awarded for any such taking or conveyance, whether for the whole or a part of the Leased Premises, shall be the property of Sublandlord, whether such damages shall be awarded as compensation for diminution in the value of the leasehold or of the underlying leasehold interest in the Leased Premises, and Subtenant hereby assigns to Sublandlord all of Subtenant's right, title and interest in and to any and all such compensation; provided, however, that Subtenant shall be entitled to seek a separate award for Subtenant's personal property, stock, trade fixtures, equipment and any relocation expenses.

      (e) In the event of any taking of the Leased Premises or any portion thereof for temporary use, this Sublease shall be and remain unaffected thereby, except that Base Rent shall be abated ratably with respect to that portion of the Leased Premises so temporarily taken for such period as Subtenant is denied the use and occupancy thereof.

      (f) The foregoing provisions of this Section 24 shall govern the rights and obligations of the parties hereto in the event of a taking of all or any portion of the Leased Premises by eminent domain, or conveyance of all or any portion of the Leased Premises in lieu thereof, and the provisions of the Lease relating thereto, including the provisions of
          Article XXI thereof, are expressly not incorporated by reference into this Sublease.

25. SUBLANDLORD'S WARRANTIES, REPRESENTATIONS AND COVENANTS. Sublandlord hereby warrants and represents to, and covenants and agrees with, Subtenant as follows:

      (a) Sublandlord warrants and represents to Subtenant that attached hereto as Exhibit B is a true, correct and complete copy of the Lease and that there are no other documents pertaining to the Leased Premises affecting Sublandlord's tenancy thereof. Sublandlord covenants and agrees that while this Sublease is in full force and effect, Sublandlord will not surrender, terminate, amend or modify the Lease without the prior written consent of Subtenant. Sublandlord further covenants and agrees that, in the event of the timely and proper exercise by Subtenant of any right of Subtenant to extend the Term of this Sublease pursuant to Subsection 1(b) hereof, Sublandlord shall extend the term of the Lease so as to permit such extension.

      (b) Sublandlord warrants and represents to Subtenant (i) that Sublandlord has good leasehold title to the Leased Premises; (ii) that Sublandlord has the full right to sublease the Leased Premises to Subtenant pursuant to the terms of this Sublease; (iii) that Sublandlord's leasehold title has not been previously assigned or sublet; (iv) that Sublandlord has received no notice of and otherwise has no actual knowledge that there exists any default under the Lease or any circumstance which, with notice or the passage of time, could result in a default under the Lease; and (v) that Sublandlord has received no notice of and otherwise has no actual knowledge of any violations of law with respect to the Premises as of the date hereof.

      (c) Sublandlord covenants and agrees that upon Subtenant's payment of all Base Rent and Additional Rent hereunder, and upon Subtenant's performance of all of the other material terms and conditions set forth in this Sublease, Subtenant shall be entitled to quiet enjoyment of the Leased Premises during the Term of this Sublease.

      (d) Sublandord covenants and agrees to send to Subtenant within five (5) days of Sublandlord's receipt of same any notices received by Sublandlord from Overlandlord or any mortgagee of Overlandlord.

      (e) Sublandlord covenants and agrees that it shall not default in the payment of its obligations to Overlandlord under the Lease, provided that Subtenant is not then in breach or default of its obligations to pay Base Rent and Additional Rent to Sublandlord hereunder.

      (f) In the event that Sublandlord shall default under the Lease, and provided that Subtenant is not then in default under this Sublease and no event has occurred which, but for the passage of time, would constitute a default by Subtenant under this Sublease, Subtenant shall have the right, but not the obligation, to cure any default of Sublandlord under the Lease. Sublandlord agrees to promptly furnish Subtenant with a copy of any notice from Overlandlord of default by Sublandlord under the Lease. In the event that Subtenant, having the right to do so in accordance with the preceding sentence, shall cure any default of Sublandlord under the Lease, Sublandlord shall reimburse Subtenant within seven (7) days of notice thereof for any cost or expense incurred by Subtenant in connection with such cure by Subtenant.

26. LIMITATION OF LIABILITY OF SUBLANDLORD'S MEMBERS AND OTHERS. Subtenant agrees that any obligation or liability whatsoever of Sublandlord which may arise at any time under this Sublease, or any obligation or liability which may be incurred by Sublandlord pursuant to any other instrument, transaction or undertaking contemplated hereby, shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, the constituent members or partners of Sublandlord or any of their respective partners, directors, officers, representatives, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

27. COMPLETE AGREEMENT. This Sublease and the Exhibits attached hereto contains the entire agreement of the parties with respect to the Premises. This Sublease may not be amended except by a writing signed by both parties.

28. NO SET-OFFS, COUNTERCLAIMS. Except to the extent expressly authorized in writing by Sublandlord, all payments due to Sublandlord or any other person hereunder or under the Lease or the Sublease from Subtenant shall be made without set-off or counterclaim.

29. LAW GOVERNING. This Sublease shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey.

30. HEADINGS. Headings used in this Sublease are for convenience only and shall not be construed as imparting or altering the meaning of this Sublease or any of its parts or provisions.

31. SUCCESSORS AND ASSIGNS. This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the foregoing shall not be deemed to permit an assignment by Subtenant of its rights or a delegation by Subtenant of its obligations hereunder except in accordance with the terms and provisions of this Sublease relating to same.


                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the day and year first above written.

                                     SUBLANDLORD:

                                     CH/EQUITY NJ, LLC,
                                     a Delaware limited liability company

                                     By: CH/Equity GT, LLC,
                                         a Delaware limited liability company

                                         By: Crow Family Holdings Industrial
                                             Limited Partnership,
                                             a Delaware limited partnership,
                                             its Manager

                                             By: CFH Industrial Trust, Inc.,
                                                 a Maryland corporation,
                                                 its General Partner



                                                 By: /s/ Ben R. Phillips
                                                     --------------------------
                                                         Ben R. Phillips, Vice
                                                            President



                                     SUBTENANT:

                                     USA DETERGENTS, INC.



                                     By: /s/ Keith Spero
                                         -------------------------------
                                             Name: Keith Spero
                                             Title: General Manager, Executive
                                                    Vice President